UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 24, 2005 (May 17, 2005)

WORLD HEALTH ALTERNATIVES, INC.

(Exact Name of Registrant as Specified in this Charter)

Florida	0-51001	04-3613924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Penn Center Blvd.

Suite 111

Pittsburgh, PA 15235

(Address of Principal Executive Offices / Zip Code)

(412) 829-7800

(Registrant’s Telephone Number, including area code)

NOT APPLICABLE

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Current management of World Health Alternatives, Inc. (the “Company”) recently became aware that the Company entered into a Securities Purchase Agreement dated as of May 17, 2005 (the “Purchase Agreement”) with certain investors pursuant to which the Company issued (i) $22,037,828.93 principal amount of the Company’s debentures, convertible into shares of common stock at a $3.00 conversion price (subject to adjustment) per share, due on August 17, 2008 (the “May Debentures”) and (ii) warrants (the “May Warrants”) to purchase 4,205,693 shares of the Company’s common stock with an exercise price of approximately $2.90 per share (subject to adjustment). Pursuant to the Purchase Agreement, the May Debentures were issued at a discount, and the aggregate principal amount issued represents 131.58% of the valuation of the consideration received. The consideration received by the Company for the issuance of the May Debentures and Warrants was $16,748,616, consisting of $1,969,866 paid in cash and $14,778,750 paid by the delivery and cancellation of Series A Convertible Preferred Stock held by the investors, which was valued at 125% of stated value pursuant to the Purchase Agreement. In connection with this transaction, the Company also entered into a Registration Rights Agreement dated May 17, 2005 with the investors under the Purchase Agreement. The Registration Rights Agreement, in part, provides certain registration rights to the investors, establishes payments to them based on a percentage of the subscription amount for the May Debentures and Warrants if certain registration obligations are unmet and contains customary cross-indemnification covenants between the Company and the investors. The Registration Rights Agreement provided that the Company was required to file a registration statement registering the resale of common stock issuable in respect of the May Debentures and Warrants within 45 days of May 17, 2005 and to use its best efforts to cause such registration statement to be declared effective within 90 days of May 17, 2005, subject to certain exceptions.

On August 18, 2005, the Company entered into a Bridge Loan Agreement pursuant to which Palisades Master Fund LP (the “Lender”) has provided the Company with $4,000,000 in bridge financing, the proceeds of which have been used for working capital and to fund business operations (the “Bridge Loan”). In consideration for the Bridge Loan, the Company reduced the conversion price on the May Debentures issued to the Lender pursuant to the Purchase Agreement from $3.00 to $1.25 per share, subject to adjustment.

To the knowledge of current management of the Company, neither the Lender nor the investors under the Purchase Agreement have any material relationship with the Company other than their holdings of debt and equity securities.

The foregoing is not intended to be a complete description of such agreements and is qualified by reference to the copies thereof filed as exhibits to this report.

The Company is seeking to have the holders of the May Debentures and the Bridge Loan commit to exchange such securities in connection with a proposed new convertible preferred stock and warrant financing. No assurance can be given that such exchange or new financing will be completed.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

See item 1.01 above.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

See item 4.02 and item 8.01 below. As a result of the matters discussed in Item 4.02 below, the Company was not in compliance with the terms of its principal financing documents.

In addition, the Company is party to a number of agreements under which the Company is obligated to register the resale of privately placed securities. Certain of these agreements provide for liquidated damages in the event that a registration statement is not declared effective by a specified date or does not remain effective, or if the associated prospectus is not kept current. The Company has not registered all of the securities covered by such agreements, and in view of the matters identified in Item 4.02 below, has issued notice to the selling stockholders under its Form SB-2 Registration Statement, File No. 333-119643 to suspend sales. As a result, the Company may be subject to liquidated damage claims. See Item 1.01 above. At this time the Company cannot estimate when sales under such Form SB-2 may resume or additional registration statements may be filed or what liquidated damage claims may be asserted.

Item 4.02 Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously reported, Mr. Richard E. McDonald resigned as President and Chief Executive Officer of World Health Alternatives, Inc. (the “Company”) on August 15, 2005. The Company commenced an investigation of issues that include, but may not be limited to, apparent discrepancies in the amount of the Company’s shares outstanding, accounting for a convertible debenture and warrant agreement associated with the Company’s preferred stock, the apparent recording of the proceeds from financing as revenue, the underpayment of certain tax liabilities believed to exceed $4 million, and inaccurate reports to the Company’s lenders that resulted in borrowing under the Company’s lending arrangements exceeding permitted borrowing limits, in addition to other issues which may constitute breaches of existing financing documents. The Company has retained outside counsel, and the Board of Directors has retained special counsel to conduct an investigation into these issues. The amounts at issue could change as the investigation continues.

As a result of the issues noted above and related uncertainties, the Board of Directors together with current executive officers of the Company determined on August 19, 2005 that the Company’s previously issued financial statements for 2004 and 2005 should not be relied upon at this time. The Company intends to restate these financial statements based on the finding of its investigation and following review by a new independent accountant to be engaged by the Company. The Company is in the early stages of its internal investigation, and in the process of the investigation the Company may discover information that will raise other issues or cause the Company to conclude that financial statements for other prior periods may also need to be restated.

Daszkal Bolton was dismissed as the Company’s independent account on August 19, 2005. Accordingly, the Audit Committee and management of the Company did not discuss the matters reported in this Item 4.02 with Daszkal Bolton LLP, the Company’s independent accountant.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Mr. Richard E. McDonald gave oral notice on August 15, 2005 that he was resigning from his positions as President and Chief Executive Officer and as a member of the Board of Directors of the Company, and confirmed his resignation by letter dated August 18, 2005.

Item 8.01 Other Events.

The Company is party to a revolving credit, term loan and security agreement (the “Credit Agreement”) with Capital Source Finance, LLC (the “Lender”). The Agreement includes a term loan in the amount of $7,500,000 (the “Term Loan”) and a revolving credit facility with a maximum loan amount of $35,000,000 (the “Revolving Facility”). All of the assets of the Company and its subsidiaries secure the obligations under the Agreement, including the Revolving Facility.

The Company believes that material errors may have been made in connection with the information provided to the lender under the Company’s Revolving Facility, including the Company’s certification of its borrowing base used to determine the amount of borrowings permitted thereunder. As a result, the Company appears to have borrowed approximately $6.5 million more than is permitted under the terms of such facility. Under the Revolving Facility, the Company may borrow an amount not to exceed the lesser of (i) $35 million and (ii) an amount equal to 85% of the Company’s eligible accounts receivable less an aggregate of $1.8 million in liquidity and debt service reserves and any other reserves established from time to time by the Lender. The outstanding principal balance under the Revolving Facility is due and payable on February 16, 2008. As of August 24, 2005, borrowings of approximately $20.5 million were outstanding under the Revolving Facility and $6.7 million was outstanding on the Term Loan.

The Credit Agreement includes the following covenants as measured at the end of each month for the average of the three most recent calendar months: (a) the Company must maintain EBITDA (earnings before interest, taxes, depreciation and amortization) of not less than $3.5 million as of February 28, 2005 and increasing on a monthly basis to not less than $7.6 million as of December 31, 2005 and thereafter; (b) the Company’s senior leverage ratio (total senior debt to EBITDA) cannot exceed 1.8 to 1.0 as of February 28, 2005 and decreasing on a monthly basis to 1.0 to 1.0 as of September 30, 2005 and thereafter; and (c) the Company’s fixed charge coverage ratio (EBITDA divided by the sum of debt service, capital expenditures, income taxes and dividends) must be not less than 1.5 to 1.0 as of February 28, 2005 and increasing on a monthly basis to 2.0 to 1.0 as of August 31, 2005 and thereafter. In addition, the Company’s collections of accounts receivable may not be less than $11.5 million for each calendar month through April 30, 2005, and increasing thereafter on a quarterly basis to monthly collections of not less than $15 million for October 2005 and thereafter. The Company is also required to maintain available cash, including amounts available for borrowing under the Revolving Facility, of not less than $1.5 million. Additional covenants governing permitted indebtedness, liens, payments of dividends and protection of collateral are included in the Credit Agreement.

Item 9.01 Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibits.

Exhibit	Description of Exhibit.
10.1	Bridge Loan Agreement, dated as of August 18, 2005, between World Health Alternatives, Inc. and Palisades Master Fund LP, together with related Promissory Note.

10.2	Securities Purchase Agreement, dated as of May 17, 2005, among World Health Alternatives, Inc. and the purchasers signatory thereto.

10.3	Form of Senior Convertible Debenture.

10.4	Form of Warrant.

10.5	Registration Rights Agreement dated May 17, 2005, among World Health Alternatives, Inc. and the purchasers signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORLD HEALTH ALTERNATIVES, INC.

By:	/s/ John Sercu
John Sercu
Acting President and
Chief Executive Officer

Date: August 24, 2005